EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made effective as of the 5th day of August 2005, by and between WELLSTAR INTERNATIONAL, INC., a Nevada corporation, with its principal address at 6911 Pilliod Road, Holland, Ohio 43528 ("Wellstar", the "Company", or "Employer") and JOHN A. ANTONIO, an individual, with a principal address at 6911 Pilliod Road, Holland, Ohio 43528 (the "Employee").

     WHEREAS, Wellstar desires to engage in the business of marketing thermal imaging technology in the medical and veterinary fields;

     WHEREAS, Wellstar wishes to employ Employee as the "President and Chairman" of the Company pursuant to the terms and conditions of this Agreement and to be assured of its right to his services during the term hereof; and

     WHEREAS, Employee desires to render such employment services to the Employer and is willing to accept such employment on the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of such employment and other good and valuable consideration as more fully described herein, and intending to be legally bound, Wellstar and Employee agree as follows:


                                    ARTICLE I

                     ENGAGEMENT AND DUTIES: DEVOTION OF TIME

     1.1 Engagement and Duties. Wellstar hereby employs Employee for the Term (as defined in Section 4.1) commencing on the date hereof (the "Effective Date"). Employee shall render services to Employer and Trillennium Medical Imaging Services, Inc., a wholly owned subsidiary of Wellstar ("Trillennium") on a full-time basis as the "President and Chairman" for both Wellstar and
Trillennium. Employee's duties shall include, but not be limited to the following: new business development, strategic planning, management and oversight of day-to-day operations, shareholder relations, hiring and firing of employees and third party professionals. All duties and activities performed by Employee shall be conducted in compliance with Employer's Policies and Procedures, as may be reasonably set forth by the Board of Directors from time to time.

     1.2 Acceptance. Employee hereby accepts such employment and agrees to render services to the Employer.

     1.3 Schedule. During the Term of Employment, Employee shall be employed on a full-time basis. Employee's working schedule during the Term of Employment shall correspond with the reasonable requirements of his position.

                                   ARTICLE II

                                  COMPENSATION

     2.1 Salary. During the Initial Term, Wellstar shall pay Employee a base salary of Two Hundred Forty Thousand and 00/100 ($240,000.00) Dollars per annum. Base salary paid hereunder shall be payable not less frequently than bi-monthly in accordance with Wellstar's regular employee compensation practices (the "Salary"). Raises in the Salary after completion of the Initial Term shall be as determined in the discretion of Wellstar's Board of Directors. Payment of Salary in any partial year of employment shall be pro-rated for actual time of employment.

     2.2 Bonus. Wellstar may pay an annual performance bonus in an amount to be determined by Wellstar's Board of Directors in its sole discretion.

     2.3 Business Expenses. Wellstar shall pay or reimburse the Employee for all reasonable and customary business expenses actually incurred or paid by him during the Term in the performance of the Employee's services under this Agreement upon approval by the President and presentation of expense statements and expense reports, receipts, vouchers or such other supporting information as required for reporting purposes by the Internal Revenue Service and/or as Wellstar customarily may require.

     2.4 Incentives. Quarterly or semi-annually, as determined by the Chairman of Board of Directors, Employee and the Chairman shall meet and agree upon a set of reasonable management objectives for the Employee to meet within the upcoming calendar quarter or half year, in accordance with the direction and goals of the Employer. Each of the objectives shall have a specific weighted value and a specific monetary incentive to be paid to Employee when each objective has been achieved. The monetary incentive for the objective shall range between $10,000 and $50,000 per objective depending upon the weight of the particular objective as agreed upon between the Chairman of the Board of Directors and the Employee on a case-by-case basis. The objectives, as aforementioned, shall be set forth in a written document, which shall be executed, by the Chairman and Employee.

                                   ARTICLE III

                                    BENEFITS

     3.1 Vacations. The Employee shall be entitled to four (4) weeks of paid vacation per year. Sick days and personal days shall be in accordance with the terms of the Wellstar Employee Handbook or whatever corporate practices have been established.

     3.2 Employment Benefits. During the Term, the Employee shall be eligible to participate in such life, medical, dental and other employee benefit plans of Wellstar, which may be in effect from time to time, to the extent he is eligible, under the terms of those plans, on the same basis as the other employees of Wellstar.


                                   ARTICLE IV

                  TERM, TERMINATION AND PAYMENT ON TERMINATION

     4.1 Term. The initial term of this Agreement shall commence on the Effective Date and continue for a period of Five (5) years (the "Expiration Date"), unless sooner terminated as provided herein (the "Term"). The Term may be extended for additional periods by the mutual agreement of the parties. Notwithstanding the foregoing, unless either of the parties notifies the other at least sixty (60) days before the end of the Term of intent to terminate the Employee's employment, this Agreement shall then automatically extend for an additional one (1) year terms under all the same terms in conditions set forth herein.

     4.2 Termination. Notwithstanding the provisions of Section 4.1 above and subject to Section 4.3 below, Employee's employment under this Agreement shall terminate immediately upon the first to occur of the following events (the "Termination Date"):

          (a) The death of Employee or retirement of Employee after the age of 65;

          (b) The termination of Employee's employment by Wellstar for Cause. "Cause" shall mean the occurrence of any of the following events:

          (1) Employee's conviction of any felony or lesser offense involving Wellstar's property or a crime involving moral turpitude; or

          (2) Substance abuse; or

          (3) Employee's material and willful neglect to perform the duties assigned to him pursuant to this Agreement (other than by reason of death or Disability).


     4.3 Compensation Following Termination of Employment. In the event that Employee's employment with Wellstar is terminated pursuant to Section 4.2, Wellstar shall pay all compensation and bonuses earned and unpaid as of the Termination Date. Such amount(s) shall be paid to Employee by corporate check within thirty (30) days following the Termination Date.


                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 Notices. All notices, requests, demands and other communications (collectively, a "Notice") given or made pursuant to this Agreement shall be in writing and shall be given by personal delivery with confirmation of receipt, by recognized overnight courier, facsimile or by registered or certified mail, return receipt requested, postage and fees prepaid, to the parties at their addresses set forth in the introductory paragraph hereof.

     Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given five (5) days after the date of deposit in the United States mail, unless sooner received. Any of the parties to this Agreement may from time to time change its address for receiving Notices by giving written notice thereof in the manner set forth above.

         5.2 Entire Agreement. This Agreement, together with all exhibits hereto, if any, contains the sole and entire agreement and understanding of the parties with respect to the Employee's relationship with the Employer, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, relating to the subject matter of this Agreement are hereby merged herein.

     5.3 Governing law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio. Jurisdiction for all disputes arising hereunder or in relation hereto shall be exclusively in the Courts in Lucas County, Ohio

     5.4 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     5.5 Captions. The various captions of this Agreement are for reference only
and  shall  not  be  considered  or  referred  to  in  resolving   questions  or
interpretation of this Agreement.

     5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     5.7 Attorneys' Fees. If any action is brought concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party in such action shall be entitled to reasonable attorneys' fees and costs in such action in addition to any other relief to which it may be entitled.

     5.8 Waiver. Waiver by either of the parties of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

     5.9 Amendment. This Agreement may be amended, modified, superseded or cancelled, in whole or in part, only by a written instrument executed by Employee and by the President of Wellstar.

     5.10 Assignment. In as much as the Agreement provides for the rendering of personal services by the Employee, Employee may not assign his obligation or duties under this Agreement, and any attempted or purported assignment or any delegation of Employee's duties or obligations arising under this Agreement to any third party or entity shall be deemed to be null and void, and shall constitute a material breach by Employee of his duties and obligations under this Agreement.

     5.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     5.12 Rule of Construction. In the event of any dispute between the parties, there shall not be employed the rule to construe ambiguity against the draftsman. This agreement has been fully negotiated between the parties.

     IN WITNESS WHEREOF, this Agreement has been made and entered into effective as of the date and year first above written.

                                    EMPLOYER:
                                    WELLSTAR INTERNATIONAL, INC.,
                                    A Nevada corporation


                                    By:  /s/ John A. Antonio
                                         -------------------
                                         John A. Antonio
                                         Chairman of the Board of Directors




                                         EMPLOYEE:


                                         /s/ John A. Antonio
                                         -------------------
                                         John A. Antonio